EXHIBIT 99.1

Franchise Group, Inc. Provides Business Update

VIRGINIA BEACH, Va., May 05, 2020 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group” or the “Company”) today is providing another business update, including the impact of COVID-19 on its operations.

Brian Kahn, CEO of Franchise Group, stated, “Our top priority continues to be the health and safety of our employees, customers, and their families and neighbors. We continue to adhere to and implement best practices issued by health officials, as well as federal, state and local governments with regard to the health and safety and the status of our various brands’ stores.  We are working closely with our business partners and constituents during this time and are committed to meeting our business obligations while serving our communities and customers.”

Mr. Kahn continued, “From an operating perspective, we have spent the last seven weeks primarily playing defense. We have been managing our balance sheet by conserving cash. At the end of fiscal April, we had over $120 million of cash in our system and we expect to receive over $40 million of tax refunds before the end of July. While we continue to monitor all opportunities under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) on a daily basis, we do not believe there will be material loan opportunities for us at this time.

“As state issued stay-at-home and shelter-in-place orders are being lifted and stimulus checks have been widely distributed across the country, our attention is turning towards playing offense. For example, we have been carefully reopening American Freight stores, which troughed at 22 open locations, but are currently ranging from 140 to 150 open stores out of 172 total locations on any given day. When safe and feasible, we are committed to operating our storefronts to meet the personal needs of our customers and employees alike.”

The Company also announced preliminary estimated financial results for the first fiscal quarter of 2020. For the first fiscal quarter of 2020 which includes the results of American Freight from the acquisition date of February 14, 2020, the Company estimates:

($ in millions, except per share data)
	For the Three Months
	Ended March 28, 2020
	Low	High
Revenue	$585	$605
GAAP Net Income	$19	$24
Adjusted EBITDA	$83	$103

GAAP EPS	$0.54	$0.67
Non-GAAP EPS	$1.25	$1.58

Overall, we are pleased with the resiliency of our brands’ performance in an unprecedented environment. Stay-at-home and shelter-in-place orders have primarily been limited to our American Freight and The Vitamin Shoppe brands. American Freight experienced the greatest negative impact on operations which at its trough had 150 of its 172 stores closed, and the seasonal Liberty Tax business, which would typically see the March 15th to April 15th period generate approximately 30% of total annual return volume. The extension of the IRS filing deadline from April 15th to July 15th had a negative impact on the Liberty Tax business for the first quarter as many of its customers delayed their IRS filings. Although The Vitamin Shoppe’s retail business was negatively impacted from 90 store closures and lower foot traffic due to stay-at-home and shelter-in-place guidelines, its direct-to-customer channel had a significantly positive impact on revenue this quarter. Overall, a rapid shift in consumer sentiment toward immune system support and general wellness allowed The Vitamin Shoppe to have positive comparable same store sales for the first quarter as compared to the first quarter of 2019. The American Freight Outlet (formerly Sears Outlet) and Buddy’s Home Furnishings businesses had very few stores closures and performed close to their individual plans, largely due to a spike in refrigeration demand combined with both businesses’ flexible payment options.

Non-GAAP Financial Measures and Key Metrics

This press release includes Adjusted EBITDA and non-GAAP earnings per share. Adjusted EBITDA represents net income before interest, income taxes, depreciation and amortization adjusted for certain non-core or non-operational items related to restructuring and related charges, early extinguishment of debt costs, litigation settlement costs, transaction-related costs, and fair value acquisition accounting adjustments related to inventory. Adjusted EBITDA is a financial measure not prepared in accordance with generally accepted accounting principles (“GAAP”). Management believes that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period because they exclude items that we do not believe are reflective of our core or ongoing operating results. Adjusted EBITDA is the measure that is used by our management, including our chief operating decision maker, to evaluate performance and make resource allocation decisions each period. Adjusted EBITDA is also the primary operating metric used in the determination of executive management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement information prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of management’s estimate of net income to estimated Adjusted EBITDA and GAAP EPS to Non-GAAP EPS for the three months ended March 28, 2020. In the table below, we provide an estimated range of the items we exclude from our calculation of Adjusted EBITDA and Non-GAAP EPS.

Reconciliation of GAAP to Non-GAAP Financial Measures
($ in millions, except per share data)

	Low	High
GAAP Net income	$19	$24

Adjustments:
Interest expense, net	17	20
Income tax expense	6	9
Depreciation & amortization	16	19
Other estimated non-core items (1)	25	32

Adjusted EBITDA	$83	$103

GAAP EPS	$0.54	$0.67
Adjustments:
Other estimated non-core items (1)	0.71	0.91
Non-GAAP EPS	$1.25	$1.58

(1) Includes restructuring and related charges, early extinguishment of debt costs, litigation settlement costs, transaction-related costs, and fair value acquisition accounting adjustments related to inventory.

Preliminary Financial Information

The preliminary financial results and other information provided above are subject to the completion of the Company’s financial closing procedures, final adjustments and any other developments that may arise between now and the time the financial results for the first quarter of 2020 are finalized, including the impact of COVID-19 on the Company’s business. Therefore, this information represents management estimates that constitute forward-looking statements subject to risks and uncertainties. As a result, the preliminary financial results and other information described above may materially differ from the actual results that will be reflected in the consolidated financial statements for the quarter when they are completed and publicly disclosed. In addition, preliminary results for the first quarter are not necessarily indicative of operating results for any future quarter or results for the full year.

About Franchise Group, Inc.

Franchise Group, Inc. (NASDAQ: FRG) is an operator of franchised and franchisable businesses and uses its operating expertise to drive cost efficiencies and grow its brands.  Franchise Group’s business lines include Liberty Tax Service, Buddy’s Home Furnishings, American Freight and The Vitamin Shoppe.  On a combined basis, Franchise Group currently operates over 4,400 locations predominantly located in the U.S. and Canada that are either Company-run or operated pursuant to franchising agreements.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact, including the Company’s expectations regarding its financial condition, its preliminary first quarter financial results, the amount and timing of anticipated tax refunds, its ability to take advantage of opportunities under the CARES Act, and the effects of the coronavirus (COVID-19) pandemic on economic conditions and the industry in general and the financial position and operating results of the Company. These statements are based upon current expectations, beliefs and assumptions of Company management, and there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Transition Report on Form 10-K/T for the transition period ended December 28, 2019, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161